DENDRITE INTERNATIONAL, INC.

                                   PROXY CARD

The undersigned hereby constitutes and appoints John E. Bailye, George T. Robson and Christine A. Pellizzari, and each of them, proxies of the undersigned with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of Dendrite International, Inc. (the "Company"), which the undersigned could vote if personally present at the Annual Meeting of Shareholders of the Company to be held on May 15, 2001 and at any adjournment or postponement thereof.

The  undersigned   acknowledges  receipt  of  the  Company's  Annual  Report  to
Shareholders, the Notice of the Annual Meeting of Shareholders and Proxy Statement, and revokes all former proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE, OR FOR SUCH SUBSTITUTE NOMINEES AS MAY BE NOMINATED BY THE BOARD OF DIRECTORS IN THE EVENT ANY OF THE INITIAL NOMINEES SHOULD BECOME UNAVAILABLE, AND "FOR" PROPOSAL 2.

[DENDRITE LOGO]
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735


VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Dendrite International, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                          DENDRITE INTERNATIONAL, INC.

The Board of Directors recommends a vote FOR all the nominees listed herein.

1.       Election of Directors

         01) John E. Bailye, 02) Bernard M. Goldsmith,
         03) Edward J. Kfoury, 04) Paul A. Margolis
         05) John H. Martinson, 06) Terence H. Osborne and 07) Patrick J. Zenner

[   ]    For All

[   ]    Withhold All

[   ]    For All Except


To withhold authority to vote for any individual nominee(s) mark "For All Except" and write the nominee's name on the line below


_________________________________________


The Board of Directors recommends a vote FOR the amendment to the 1997 Stock Incentive Plan.

2. Proposal to approve an amendment to the Company's 1997 Stock Incentive Plan to increase the number of authorized plan shares by 1,750,000 shares.

[   ]    FOR

[   ]    AGAINST

[   ]    ABSTAIN



(Please insert date below, sign exactly as name appears on Stock Certificate and mail in the enclosed envelope. When signing as an officer, partner, executor, administrator, trustee or guardian, please give full title. For joint accounts, each joint owner should sign.)


________________________________________  ______________________________________
Signature [PLEASE SIGN WITHIN BOX] Date   Signature (Joint Owner)   Date